Exhibit 16.1

March 5, 2024

Securities and Exchange Commission

100 F Street NE

Washington, DC 20549-28-21

Re: Global Digital Solutions, Inc.

Commission File No. 000-26361

We have read the statements of Global Digital Solutions, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated March 5, 2024 and we agree with such statements as they pertain to our firm. We have not basis to agree or disagree with the other statements contained therein.

Sincerely,

/s/ Turner, Stone & Company, L.L.P.

Turner, Stone & Company, L.L.P.

Dallas, Texas